Exhibit 99.1
First Western Financial, Inc. Announces Addition of Ellen S. Robinson to Board of Directors

June 6, 2024

DENVER, June 06, 2024 (GLOBE NEWSWIRE) -- First Western Financial, Inc. (NASDAQ: MYFW), a financial services holding company headquartered in Denver, Colorado (“First Western” or the “Company”), today announced the appointment of Ellen S. Robinson to the Company’s Board of Directors, as well as the retirement of Eric D. Sipf from the Board of Directors.

Scott C. Wylie, Chairman and CEO of First Western, said, “We are very pleased to welcome Ellen Robinson to our Board of Directors. Ellen has been a prominent member of the Denver business community for many years and has been a successful executive in large corporate and smaller, entrepreneurial business environments. She is a seasoned business leader with a particular interest and expertise in leadership development and coaching on an individual and team level. Ellen further strengthens our Board of Directors with her proven expertise in sales, marketing, building effective teams, coaching and mentoring talent.

“We would also like to thank Eric Sipf for his many years of valuable service to our company. Eric was a founding director and a leader on our board for 20 years, including serving as the chair of the audit committee for 15 years. His guidance, expertise, and leadership have been extremely valuable as we have grown our franchise over the past 20 years and we wish him well in his retirement,” said Mr. Wylie.

About Ellen S. Robinson

Ellen S. Robinson is Principal and Founder of the Robinson Coaching Group, Inc. since 2007. Robinson Coaching Group, Inc. provides leadership development and coaching on an individual and team level in both the private and public sectors. Ms. Robinson is a former Executive and General Manager of Denver Pepsi Cola. Ms. Robinson has served as Founder and CEO of EventConnex, President of Ascent Sports, Inc. and Brand Manager for Frito-Lay, Inc. She has significant experience in building effective teams, coaching and mentoring talent and driving change. Ms. Robinson received her Professional Coach Certification from New Ventures West in 2012.

Ms. Robinson holds a Bachelor of Science in Finance and Marketing from The Wharton School, University of Pennsylvania.

About First Western Financial, Inc.

First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming, California, and Montana. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “position,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the lack of soundness of other financial institutions or financial market utilities may adversely affect the Company; the Company’s ability to engage in routine funding and other transactions could be adversely affected by the actions and commercial soundness of other financial institutions; financial institutions are interrelated because of trading, clearing, counterparty or other relationships; defaults by, or even rumors or questions about, one or more financial institutions or financial market utilities, or the financial services industry generally, may lead to market-wide liquidity problems and losses of client, creditor and counterparty confidence and could lead to losses or defaults by other financial institutions, or the Company; integration risks and projected cost savings in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2024 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221
MYFW@finprofiles.com
IR@myfw.com
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